Exhibit 10.5

BICYCLE THERAPEUTICS PLC

2019 EMPLOYEE SHARE PURCHASE PLAN

The purpose of the Bicycle Therapeutics plc 2019 Employee Share Purchase Plan (the “Plan”) is to provide eligible employees of Bicycle Therapeutics plc (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase Shares. 215,000 Shares in the aggregate have been approved and reserved for this purpose, plus on January 1, 2020 and each January 1 thereafter through January 1, 2029, the number of Shares reserved and available for issuance under the Plan shall be cumulatively increased by the lower of: (i) 430,000 Ordinary Shares; (ii) one percent (1%) of the number of Shares issued and outstanding on the immediately preceding December 31; or (iii) such lesser number of Shares as determined by the Compensation Committee The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Code”), and shall be interpreted in accordance with that intent.

1.    Administration. The Plan will be administered by the Compensation Committee as appointed by the Company’s Board of Directors (the “Board”) from time to time. The Compensation Committee has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Compensation Committee shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2.    Offerings. The Company will make one or more offerings to eligible employees to purchase Shares under the Plan (“Offerings”) provided that no Offering may be made at any time if it would be unlawful, or in breach of any regulation or guidance with which the Company complies including the rules of any investment exchange on which the Company’s shares are listed or traded. The Compensation Committee shall determine when the initial Offering begins and ends (the “Initial Offering”). Thereafter, unless otherwise determined by the Compensation Committee, an Offering will begin on the first business day occurring on or after each June 1 and December 1 and will end on the last business day occurring on or before the following November 30 and May 31, respectively. The Compensation Committee may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 27 months in duration or overlap any other Offering.

3.    Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and have completed at least three months of employment. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

4.    Participation.

(a)    Participants on Effective Date. Each eligible employee as of the Registration Date shall be deemed to be a Participant at such time. If an eligible employee is deemed to be a Participant pursuant to this Section 4(a), such individual shall be deemed not to have authorized payroll deductions and shall not purchase any Shares hereunder unless he or she thereafter authorizes payroll deductions by submitting an enrolment form (in the manner described in Section 4(c)) within 60 days of the commencement of the Initial Offering. If such a Participant does not authorize payroll deductions by submitting an enrolment form within 60 days of the commencement of the Initial Offering, that Participant will be deemed to have withdrawn from the Plan.

(b)    An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrolment form to his or her appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Compensation Committee for the Offering).

(c)    Enrolment. The enrolment form will (a) state a whole percentage or the amount to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Shares in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which Shares purchased for such individual are to be issued pursuant to Section 10. An employee who does not enrol in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrolment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage or amount of Compensation for future Offerings, provided he or she remains eligible.

(d)    Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the U.S. Code.

5.    Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of 1 percent up to a maximum of 15 percent of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.

6.    Deduction Changes. Except in the event of a Participant increasing his or her payroll deduction from 0 percent during the first Offering as specified in Section 4(a) as may be determined by the Compensation Committee in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrolment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Compensation Committee for the Offering). The Compensation Committee may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

7.    Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Shares purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enrol in a subsequent Offering in accordance with Section 4.

8.    Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of: (a) a number of Shares determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the lower of: (i) 85 percent of the Fair Market Value of the Shares on the Offering Date; or (ii) 85 percent of the Fair Market Value of the Shares on the Exercise Date; (b) a number of Shares determined dividing $25,000 by the Fair Market Value of the Shares on the Offering Date; or (c) such other lesser maximum number of Shares as shall have been established by the Compensation Committee in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date.

The purchase price for each share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Shares on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning shares possessing 5 percent or more of the total combined voting power or value of all classes of shares of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the U.S. Code shall apply in determining the share ownership of a Participant, and all shares which the Participant has a contractual right to purchase shall be treated as shares owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase Shares under the Plan, and any other employee share purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Shares (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the U.S. Code and shall be applied taking Options into account in the order in which they were granted.

9.    Exercise of Option and Purchase of Shares. Provided it would not then be in breach of the any applicable restriction, each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole Shares reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10.    Issuance of Certificates. Certificates representing Shares purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

11.    Definitions.

The term “ADSs” means American Depositary Shares, representing Ordinary Shares on deposit with a U.S. banking institution selected by the Company.

The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the U.S. Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company share options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the shareholders. The current list of Designated Subsidiaries is attached hereto as Appendix A.

The term “Fair Market Value of the Shares” on any given date means the fair market value of the Shares determined in good faith by the Compensation Committee; provided, however, that if the ADSs are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. Notwithstanding the foregoing, if the date for which the Fair Market Value of the Shares is determined is the Registration Date, the Fair Market Value of the Shares shall be determined based upon the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s initial public offering.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the U.S. Code.

The term “Ordinary Shares” mean ordinary shares in the Company, with a nominal value of £0.01 per share.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to its initial public offering is declared effective by the Securities and Exchange Commission

The term “Share” means an Ordinary Share and/or the number of ADSs equal to an Ordinary Share, as the context may require

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the U.S. Code.

12.    Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. In the case of Participants who are employed in the UK, the termination date of their employment will be the date they give, or are given, notice of termination of their employment unless the Compensation Committee decides that it shall be a later date before the statutory or contractual expiry date of their notice period. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Compensation Committee otherwise provides in writing.

If a Participant ceases to be employed by the Company or any Subsidiary for any reason whatsoever (including as a result of being wrongfully or unfairly dismissed) they shall not be entitled, and by participating in this Plan they shall be deemed to have waived any possible entitlement, to any sum or benefit accrued or in prospect as a result of that participation and no such loss or curtailment shall form part of any claim for damages for breach of the Participant’s contract of employment or compensation for dismissal or any other claim whatsoever.

13.    Special Rules. Notwithstanding anything herein to the contrary, the Compensation Committee may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Compensation Committee determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the U.S. Code. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

14.    Optionees Not Shareholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the Shares covered by an Option under the Plan until such Shares have been purchased by and issued to him or her.

15.    Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

16.    Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17.    Adjustment in Case of Changes Affecting Shares. In the event of a subdivision of outstanding Shares, the payment of a dividend in Shares or any other change affecting the Shares, the number of Shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

18.    Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the shareholders, no amendment shall be made increasing the number of Shares approved for the Plan or making any other change that would require shareholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the U.S. Code.

19.    Insufficient Shares. If the total number of Shares that would otherwise be purchased on any Exercise Date plus the number of Shares purchased under previous Offerings under the Plan exceeds the maximum number of Shares issuable under the Plan, the Shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Shares on such Exercise Date.

20.    Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. The Plan shall automatically terminate on the ten year anniversary of the Registration Date.

21.    Governmental Regulations. The Company’s obligation to sell and deliver Shares under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such Shares.

22.    Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the law of England and Wales, applied without regard to conflict of law principles.

23.    Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Shares, from Shares held in the treasury of the Company, or from any other proper source.

24.    Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including Shares issuable under the Plan. For this purposes “tax” shall mean Federal, state and local taxes and social security taxes in the US, and their equivalent in any other jurisdiction, for which a Participant is liable by reason of the acquisition, holding or disposal of Shares under the Plan or the receipt of any other benefit in connection with it and which the Company or any Subsidiary is liable to account for on the Participant’s behalf.

25.    Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of Shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such Shares were purchased or within one year after the date such Shares were purchased.

26.    Effective Date and Approval of Shareholders. The Plan shall take effect upon the date immediately preceding the Registration Date following shareholder approval in accordance with applicable law.

APPENDIX A

Designated Subsidiaries

BicycleRD Limited

BicycleTx Limited

Bicycle Therapeutics, Inc.

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